AUTOTOTE CORPORATION

        $150,000,000 12 1/2% Series A Senior Subordinated Notes due 2010

                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of September __, 2000

                                       to

                                    INDENTURE

                           Dated as of August 14, 2000

                              ---------------------

                              The Bank of New York

                                   as Trustee

            FIRST SUPPLEMENTAL INDENTURE, dated as of September __, 2000, among Autotote Corporation, a Delaware corporation (the "Company"), Autotote Management Corporation, Autotote Systems, Inc., Autotote International, Inc., Autotote Enterprises, Inc., Autotote Keno Corporation, Autotote Lottery Corporation, ACRA Acquisition Corp., Marvin H. Sugarman Productions, Inc., Autotote Gaming, Inc. and Autotote Dominicana, Inc., (collectively, the "Guarantors"), and Scientific Games Holdings Corp. ("SG Holdings"), Scientific Games Finance Corporation ("SG Finance"), Scientific Games (Greece), Inc. ("SG Greece"), Scientific Games Acquisition, Inc. ("SG Acquisition"), SciGames France Inc. ("SG France"), Scientific Games Inc. ("SciGames"), Scientific Games Royalty Corporation ("SG Royalty") (collectively, the "Additional Guarantors") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

            WHEREAS, the Company, the Guarantors and the Trustee executed an Indenture, dated as of August 14, 2000 (the "Indenture"), in respect of $150,000,000 aggregate principal amount of 12 1/2% Senior Subordinated Notes due 2010;

            WHEREAS, Section 11.17 of the Indenture requires that each of the Additional Guarantors execute and deliver to the Trustee a Supplemental Indenture and thereby become a Guarantor under the Indenture;

            WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized; and

            WHEREAS, for all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

            NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities, as follows:

                                   ARTICLE ONE

                                    AMENDMENT

            Section 1.01. Amendment. The Company, the Guarantors and the Trustee hereby amend the Indenture and agree that each of SG Holdings, SG Finance, SG Greece, SG Acquisition, SG France, SciGames and SG Royalty shall be a "Guarantor" under the Indenture.

                                   ARTICLE TWO

                            MISCELLANEOUS PROVISIONS

            Section 2.01. Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect.

            Section 2.02. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

            Section 2.03. Successors. All agreements of the Company or of a Guarantor or Additional Guarantor in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

            Section 2.04. Multiple Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

            Section 2.05. Effectiveness and Operativeness. The provisions of this First Supplemental Indenture shall become effective, and the amendments provided for in Section 1.01 of this First Supplemental Indenture shall be operative, immediately upon the execution and delivery by the Trustee of this First Supplemental Indenture.

            Section 2.06. Trustee's Disclaimer. The recitals contained herein shall be taken as the statements of the Company, the Guarantors and the Additional Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

                                        The Company:
                                        AUTOTOTE CORPORATION

                                        By: /s/ Martin E. Schloss
                                           -------------------------------------
                                           Name:  Martin E. Schloss
                                           Title: Vice President


                                        The Guarantors:
                                        AUTOTOTE MANAGEMENT CORPORATION

                                        By: /s/ Martin E. Schloss
                                           -------------------------------------
                                           Name:  Martin E. Schloss
                                           Title: Vice President


                                        AUTOTOTE SYSTEMS, INC.

                                        By: /s/ Martin E. Schloss
                                           -------------------------------------
                                           Name:  Martin E. Schloss
                                           Title: Vice President

                                        AUTOTOTE INTERNATIONAL, INC.

                                        By: /s/ Martin E. Schloss
                                           -------------------------------------
                                           Name:  Martin E. Schloss
                                           Title: Vice President


                                        AUTOTOTE ENTERPRISES, INC.

                                        By: /s/ Martin E. Schloss
                                           -------------------------------------
                                           Name:  Martin E. Schloss
                                           Title: Vice President


                                        AUTOTOTE KENO CORPORATION

                                        By: /s/ Martin E. Schloss
                                           -------------------------------------
                                           Name:  Martin E. Schloss
                                           Title: Vice President


                                        AUTOTOTE LOTTERY CORPORATION

                                        By: /s/ Martin E. Schloss
                                           -------------------------------------
                                           Name:  Martin E. Schloss
                                           Title: Vice President


                                        ACRA ACQUISITION CORP.

                                        By: /s/ Martin E. Schloss
                                           -------------------------------------
                                           Name:  Martin E. Schloss
                                           Title: Vice President

                                        MARVIN H. SUGARMAN PRODUCTIONS, INC.

                                        By: /s/ Martin E. Schloss
                                           -------------------------------------
                                           Name:  Martin E. Schloss
                                           Title: Vice President


                                        AUTOTOTE GAMING, INC.

                                        By: /s/ Martin E. Schloss
                                           -------------------------------------
                                           Name:  Martin E. Schloss
                                           Title: Vice President


                                        AUTOTOTE DOMINICANA, INC.

                                        By: /s/ Martin E. Schloss
                                           -------------------------------------
                                           Name:  Martin E. Schloss
                                           Title: Vice President


                                        The Additional Guarantors:
                                        SCIENTIFIC GAMES HOLDINGS CORP.

                                        By: /s/ C. Gray Bethea
                                           -------------------------------------
                                           Name:  C. Gray Bethea
                                           Title: Secretary


                                        SCIENTIFIC GAMES FINANCE CORPORATION

                                        By: /s/ C. Gray Bethea
                                           -------------------------------------
                                           Name:  C. Gray Bethea
                                           Title: Secretary

                                        SCIENTIFIC GAMES (GREECE), INC.

                                        By: /s/ C. Gray Bethea
                                           -------------------------------------
                                           Name:  C. Gray Bethea
                                           Title: Secretary


                                        SCIENTIFIC GAMES ACQUISITION, INC.

                                        By: /s/ C. Gray Bethea
                                           -------------------------------------
                                           Name:  C. Gray Bethea
                                           Title: Secretary


                                        SCIGAMES FRANCE INC.

                                        By: /s/ C. Gray Bethea
                                           -------------------------------------
                                           Name:  C. Gray Bethea
                                           Title: Secretary


                                        SCIENTIFIC GAMES INC.

                                        By: /s/ C. Gray Bethea
                                           -------------------------------------
                                           Name:  C. Gray Bethea
                                           Title: Secretary


                                        SCIENTIFIC GAMES ROYALTY CORPORATION

                                        By: /s/ C. Gray Bethea
                                           -------------------------------------
                                           Name:  C. Gray Bethea
                                           Title: Secretary

                                        The Trustee:
                                        THE BANK OF NEW YORK

                                        By: /s/ Ming J. Shiang
                                           -------------------------------------
                                           Name:  Ming J. Shiang
                                           Title: Vice President